*CONFIDENTIAL TREATMENT FOR MARKED
                                           PORTIONS REQUESTED UNDER 17 C.F.R.
                                           SECTION 200.80(b)(4) and 240.24(b).*


-------------------------------------------------------------------------------





                                   $8,000,000


                       REVOLVING CREDIT FACILITY AGREEMENT



                            Dated as of July 28, 1997


                                     Between


                                SOMATOGEN, INC.,


                                       and

                              ELI LILLY AND COMPANY

                                TABLE OF CONTENTS

ARTICLE I.          DEFINITIONS                                             Page
         1.01.      Defined Terms---------------------------------------------4
         1.02.      Terms Generally-------------------------------------------8

ARTICLE II.         THE CREDITS

         2.01.      Commitments-----------------------------------------------8
         2.02.      Borrowing Procedure---------------------------------------9
         2.03.      Repayment of Term Loans; Evidence of Debt-----------------9
         2.04.      Interest on Loans-----------------------------------------9
         2.05.      Default Interest------------------------------------------10
         2.06.      Prepayment------------------------------------------------10
         2.07.      Payments--------------------------------------------------10
         2.08.      Mandatory Repayment---------------------------------------11

ARTICLE III.        REPRESENTATIONS AND WARRANTIES
         3.01.      Organization; Powers--------------------------------------11
         3.02.      Authorization---------------------------------------------11
         3.03.      Enforceability--------------------------------------------12
         3.04.      Governmental Approvals------------------------------------12
         3.05.      Financial Statements--------------------------------------12
         3.06.      Litigation; Compliance with Laws--------------------------12
         3.07.      Use of Proceeds-------------------------------------------13
         3.08.      Taxes-----------------------------------------------------13
         3.09.      Solvency--------------------------------------------------13

ARTICLE IV          CONDITIONS OF LENDING
         4.01.      All Borrowings--------------------------------------------13
         4.02.      Closing Date----------------------------------------------14

ARTICLE V.          COVENANTS
         5.01.      Existence-------------------------------------------------15
         5.02.      Business and Properties-----------------------------------15
         5.03.      Financial Statements, Reports, Etc.-----------------------15
         5.04.      Insurance-------------------------------------------------16
         5.05.      Obligations and Taxes-------------------------------------16
         5.06.      Litigation and Other Notices------------------------------16
         5.07.      Right to Inspect------------------------------------------17
         5.08.      Consolidations, Mergers, and Sales of Assets--------------17
         5.09.      Indebtedness----------------------------------------------18
         5.10.      Dividends; Repurchases of Stock---------------------------18
         5.11.      Liens-----------------------------------------------------18
         5.12.      Limitations on Sale and Leaseback Transactions------------19
         5.13.      Loans-----------------------------------------------------19
         5.14.      Transactions with Affiliates------------------------------19

ARTICLE VI.         EVENTS OF DEFAULT

ARTICLE VII.        MISCELLANEOUS
         7.01.      Notices---------------------------------------------------21
         7.02.      Survival of Agreement-------------------------------------22
         7.03.      Binding Effect--------------------------------------------22
         7.04.      Successors and Assigns------------------------------------22
         7.05.      Expenses; Indemnity---------------------------------------22
         7.06.      Applicable Law--------------------------------------------23
         7.07.      Waivers; Amendment----------------------------------------23
         7.08.      Entire Agreement------------------------------------------23
         7.09.      Severability----------------------------------------------23
         7.10.      Counterparts----------------------------------------------24
         7.11.      Headings--------------------------------------------------24
         7.12.      Right of Setoff-------------------------------------------24
         7.13.      Jurisdiction and Venue------------------------------------24
         7.14.      Confidentiality-------------------------------------------25


EXHIBITS AND SCHEDULES

Exhibit A Form of Opinion of counsel to Somatogen-----------------------------26

                       REVOLVING CREDIT FACILITY  AGREEMENT dated as of July 28,
                         1997 among:
                                SOMATOGEN, INC.,
                      a Delaware corporation ("Somatogen");
                                       and
                             ELI LILLY AND COMPANY,
                        an Indiana corporation ("Lilly").




         The parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "Affiliate" means, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

                  "Board of Directors" means the Board of Directors of Somatogen or any duly authorized committee thereof.

                  "Borrowing" means a Loan from Lilly to Somatogen under this Agreement.

                  "Business Day" means any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

                  "Capital Lease Obligations" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP (as defined herein) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  A "Change in Control" shall be deemed to have occurred if any person or group of persons (other than Lilly) shall have acquired beneficial ownership of shares representing more than 50% of the combined voting power represented by the outstanding Voting Shares of Somatogen (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder).

                  "Closing Date" means July 28, 1997, or such other date as may be mutually agreed by the parties.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commitment" means the obligation of Lilly to make a loan in the amount set forth in Section 2.01.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative thereto.

                  "Default" means any Event of Default or any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Dollars" or "$" means lawful money of the United States of America.

                  "Event of Default" has the meaning assigned to such term in
         Article VI.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Financial Officer" of any corporation means the chairman, president, chief financial officer, principal accounting officer, or treasurer of such corporation.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee Obligations" of or by any person means any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any indebtedness (including any interest and fees owing in respect of such indebtedness) of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such indebtedness of the payment of such indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness; provided that the term Guarantee Obligations shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Indebtedness" of any person means, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 30 days of the date the respective goods or services are delivered or rendered, (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by), any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantee Obligations of such person and (g) all Capital Lease Obligations of such person. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

                  "Lien" means any mortgage, lien, pledge, encumbrance, charge or security interest.

                  "Loan" means a loan from Lilly to Somatogen pursuant to this Agreement.

                  "Loan Documents" means this Agreement and any agreement required to be executed and delivered by Somatogen pursuant to this Agreement.

                  "Material Adverse Effect" means a materially adverse effect on the business, results of operations, properties, or financial condition of Somatogen.

                  "Maturity Date" means the earlier of (1) the date specified in
         Section 2.08 and (2) May 18, 2002.

                  "Person" means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

                  "Sale and Leaseback Transaction" means any arrangement with any person pursuant to which Somatogen leases any property that has been or is to be sold or transferred by Somatogen to such person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases of property executed by the time of, or within 12 months after the acquisition of the property, and (3) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

                  "SEC" means the Securities and Exchange Commission.

                  "Subsidiary" means, with respect to any person (the "parent"), any other person (other than a natural person) of which securities or other ownership interests representing more than 50% of the ordinary voting power, or more than 50% of the general partnership interests, are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means a subsidiary of Somatogen.

                  "Transactions" has the meaning assigned to such term in
         Section 3.02.

                  "Value" means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the interest rate on the Loans which are outstanding on the effective date of such Sale and Leaseback Transaction.

                  "Voting Shares" means, as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency, and including shares that would be entitled to vote but for the application of a control share statute.

                  "Weighted Average Cost of Capital" means, for any calendar year, the "Cost of Capital" for that year determined by Lilly in its discretion pursuant to Section 3.5 of the Eli Lilly and Company EVA Bonus Plan. For calendar year 1997, the Weighted Average Cost of Capital is thirteen percent (13%).

         Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

                             ARTICLE II. THE CREDITS

         Section 2.01.  Commitments.

         (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lilly agrees to make Loans in Dollars to Somatogen, on any Business Day during the period from and including the Closing Date to the Maturity Date, in a principal amount not to exceed $8,000,000 outstanding at any time.

         (b) Within the foregoing limits, Somatogen may borrow, pay or prepay and reborrow Loans from and including the Closing Date to the Maturity Date, subject to the terms, conditions, and limitations set forth herein.

         (c) Loans shall be in an aggregate principal amount of at least $1,000,000 and may be in integral multiples of $100,000 in excess of $1,000,000. Loans shall be made only in accordance with the borrowing procedure set forth in the next Section.

         Section 2.02.  Borrowing Procedure.

         (a) In order to effect a Borrowing, Somatogen shall hand deliver or telecopy to Lilly a notice of borrowing not later than thirty (30) days before the day of such Borrowing. Such notice shall be irrevocable and shall specify the amount of the Borrowing, the date of the Borrowing, and funds transfer instructions.

         (b) On the effective date of the Borrowing, Somatogen shall hand deliver or telecopy the certificate of a Financial Officer called for under Section 4.01(d).

         Section 2.03.  Repayment of  Loans: Evidence of Debt.

         (a) Somatogen hereby promises to pay to Lilly the entire aggregate unpaid principal amount of the Loans on the Maturity Date. The Loans shall bear interest on the unpaid principal amount as set forth in Section 2.04.

         (b) Lilly shall maintain an account or accounts evidencing the borrowing, including any amounts of principal and interest payable and paid Lilly from time to time under this Agreement.

         (c) The entries made in the accounts described above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of Lilly to maintain such accounts or any error therein shall not in any manner affect the obligations of Somatogen to repay the Loans in accordance with their terms.

         Section 2.04.  Interest on Loans.

         (a) Subject to the provisions of Section 2.05, each Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to Lilly's Weighted Average Cost of Capital, as adjusted for each calendar year. Interest shall compound annually.

         (b) Interest on each Loan shall be payable (i) upon voluntary prepayment pursuant to Section 2.06; and (ii) at maturity, whether on the Maturity Date, by acceleration, or otherwise.

         Section 2.05. Default Interest. If Somatogen shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, Somatogen shall on demand from time to time from Lilly pay interest on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.04(a)) equal to Lilly's Weighted Average Cost of Capital plus 1%.

         Section 2.06.  Prepayment.

         (a) Somatogen shall have the right at any time and time to time to prepay any Borrowing, in whole or in part, upon giving telecopy notice (or phone notice promptly confirmed by telecopy) to Lilly before 10:00 a.m., New York City time, one Business Day prior to prepayment. Prepayments shall be in a minimum amount of $100,000 or in integral multiples thereof.

         (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit Somatogen to prepay such Borrowing (or portion thereof) by the amount stated therein on the date specified therein. All prepayments under this Section 2.06 shall be accompanied by accrued interest on the principal amount being prepaid to and including the date of payment.

         Section 2.07.  Payments.

         (a) Somatogen shall make each payment (including principal of or interest on any Borrowing and any other amounts) hereunder not later than 12:00 noon, New York City time, on the date when due, in Dollars and immediately available funds, to Lilly's designated account.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable.

         Section 2.08. Mandatory Repayment. In the event a Change in Control shall occur and the person or group of persons obtaining control [ * ], the date of the closing of the transaction which causes the Change in Control shall be considered the Maturity Date. Somatogen shall pay to Lilly on the Maturity Date the entire aggregate unpaid principal amount of the Loans, together with all unpaid interest to and including the date of payment.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         Somatogen represents and warrants to Lilly that:

         Section 3.01.  Organization: Powers.  Somatogen

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organiza-tion,

         (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted,

         (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow hereunder.

         Section 3.02. Authorization. The execution, delivery and performance by Somatogen of this Agreement and the Borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation or of the certificate of incorporation or other constitutive documents or bylaws of Somatogen or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Somatogen or any Subsidiary is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien upon any property or assets of Somatogen or any Subsidiary.

*CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTION 200.80(b)(4) and 240.24(b).*

         Section 3.03. Enforceability. This Agreement constitutes a legal, valid and binding obligation of Somatogen, enforceable in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity)).

         Section 3.04. Governmental Approvals. Other than the filing of the Loan Agreement as an exhibit to the Borrower's next periodic report filed under the Exchange Act, no action, consent or approval of, registration or filing with or other action by any Governmental Authority is required in connection with the Transactions.

         Section 3.05. Financial Statements. Somatogen has heretofore furnished to Lilly copies of (i) its audited consolidated financial statements for the year ended June 30, 1996, together with the opinion thereon of Price Waterhouse LLP, and (ii) its unaudited consolidated financial statements for the quarters ended September 30, 1996, December 31, 1996, and March 31, 1997. Such financial statements present fairly, in all material respects, the financial condition and the results of operations of Somatogen and the Subsidiaries, taken as a whole, as of, and for accounting periods ending on, such dates in accordance with GAAP (subject, in the case of said unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes).

         Section 3.06.  Litigation: Compliance with Laws.

         (a) There are no actions, proceedings or investigations filed or (to the knowledge of Somatogen) threatened against Somatogen or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining Somatogen from the execution, delivery or performance of this Agreement.

         (b) Neither Somatogen nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

         Section 3.07. Use of Proceeds. All proceeds of the Loans shall be used for working capital or other general corporate purposes.

         Section 3.08. Taxes. Somatogen and the Subsidiaries have filed or caused to be filed all Federal and material state, local and foreign tax returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have, to the extent required by GAAP, been set aside.

         Section 3.09. Solvency. To the extent that any proceeds of a Loan are used by Somatogen, directly or indirectly, to fund the repurchase of Somatogen common stock from Lilly, Somatogen represents and warrants that, after giving effect to any Borrowing and such use of the proceeds of such Borrowing, (a) the aggregate value of all properties of Somatogen at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Somatogen, (b) Somatogen will not have unreasonably small capital with which to conduct its business operations as previously conducted and (c) Somatogen projects that it will have sufficient cash flow to enable it to pay its debts as they mature.


                        ARTICLE IV. CONDITIONS OF LENDING

         The obligations of Lilly to make Loans hereunder are subject to the satisfaction of the following conditions:

         Section 4.01.  All Borrowings.  On the date of each Borrowing:

         (a)      Lilly shall have received a notice of Borrowing as required by
                  Section 2.02.

         (b) The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) At the time of and immediately after such Borrowing no Default shall have occurred and be continuing.

         (d) Lilly shall have received a Financial Officer's Certificate of Somatogen confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Section.

         Section 4.02.  Closing Date.  On the Closing Date:

         (a) Lilly shall have received favorable written opinion, dated the Closing Date, of counsel to Somatogen in substantially the form of Exhibit A hereto.

         (b) Lilly shal have received (i) copies of the certificate of incorporation and by-laws, including all amendments thereto, of Somatogen, certified by the Secretary or an Assistant Secretary of Somatogen, and (ii) a certificate of the Secretary or an Assistant Secretary of Somatogen dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (B) as to the incumbency and specimen signature of the officer executing this Agreement on behalf of Somatogen.

         (c) Lilly shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Somatogen, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                              ARTICLE V. COVENANTS

A.       Affirmative Covenants.
         Somatogen covenants and agrees with Lilly that so long as this Agreement shall remain in effect or the principal of or interest on any Loan or any other amounts payable hereunder shall be unpaid, unless Lilly otherwise consents in writing, it will, and will cause each of the Subsidiaries to:

         Section 5.01. Existence. Do or cause to be done all things necessary, to preserve and keep in full force and effect its corporate existence, rights and franchises, except as expressly permitted under Section 5.07 and except, in the case of any Subsidiary, where the failure to do so would not result in a Material Adverse Effect.

         Section 5.02. Business and Properties. Comply in all respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted except instances that could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times except to the extent that the failure to do so would not have a Material Adverse Effect.

         Section 5.03.  Financial Statements, Reports. Etc.  Furnish to Lilly:

         (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and the related consolidated earnings statement showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by Price Waterhouse LLP or other independent certified public accountants of recognized national standing selected by Somatogen and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present Somatogen' financial condition and results of operations on a consolidated basis in accordance with GAAP;

         (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related consolidated earnings statement, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year (and each delivery of such statements shall be deemed a representation that such financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes);

         (c) at any time in which a Default has occurred and is uncured, within 20 days after the end of each month that is not also the end of a fiscal quarter, its unaudited consolidated balance sheet and related consolidated earnings statement, showing its consolidated financial condition as of the close of such month and the consolidated results of its operations during such month and the then elapsed portion of the fiscal year;

         (d) promptly after the same become publicly available, copies of all periodic and other reports or proxy statements filed by Somatogen or any Subsidiary with the SEC or with any national securities exchange; and

         (e) concurrently with any delivery of financial statements under paragraph (a), (b) or (c) above, a certificate of a Financial Officer of Somatogen (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.05(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         Section 5.04. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

         Section 5.05. Obligations and Taxes. Pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

         Section 5.06. Litigation and Other Notices. Give Lilly prompt written notice of the following:

         (a) the filing, commencement or written threat of any action, suit or proceeding of the type described in Section 3.06(a); and

         (b) any Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

         Section 5.07. Right to Inspect. Upon reasonable notice by Lilly and during normal business hours, allow Lilly and its representatives to inspect and photocopy the financial records of Somatogen at Somatogen's principal offices, and use best efforts to facilitate discussions with Somatogen's independent auditors for review of their work papers, and to discuss such records with Somatogen's independent auditors. So long as Somatogen is not in Default, this right of inspection shall be limited to twice per calendar year. After a Default has occurred, this right shall not be limited in number. The information disclosed in any such inspection is subject to the confidentiality provisions of
Section 7.14 regardless of whether the information is marked as confidential.

B.       Negative Covenants.
         Somatogen covenants and agrees with Lilly that so long as this Agreement shall remain in effect or the principal of or interest on any Loan shall be unpaid, unless Lilly shall otherwise consent in writing, it will not, and will not permit any of the Subsidiaries to:

         Section 5.08.  Consolidations, Mergers, and Sales of Assets.

         (a) consolidate or merge with or into any other person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution) or

         (b) sell, lease or otherwise transfer (in one transaction or a series of transactions), or permit any Subsidiary to sell, lease or otherwise transfer (in one transaction or a series of transactions), all or substantially all of the assets (including capital stock of any Subsidiary) of Somatogen and the Subsidiaries, taken as a whole, to any other person; provided that Somatogen may merge with another person if

                  (A) Somatogen is the corporation surviving such merger, or if not, the surviving corporation succeeds to all the rights, duties and obligations of Somatogen under this Agreement, and

                  (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing (including no Default as a result of such merger's giving rise to an earlier Maturity Date pursuant to
                           Section 2.08).

         Section 5.09. Indebtedness. Create, incur or suffer to exist any Indebtedness other than:

         (a) Indebtedness existing as of the date of this Agreement and any refinancing or extensions thereof,

         (b)      Indebtedness of Somatogen hereunder,

         (c) unsecured Indebtedness the payment of which (whether of principal or interest, and whether at stated maturity, by acceleration, by reason of an Event of Default or otherwise) is expressly subordinated to the payment of all principal and interest under this Agreement as set forth in a subordination agreement which has been approved in writing by Lilly prior to the creation of such Indebtedness, which approval will not be unreasonably withheld.

         (d)      [      *     ]

         (e) other Indebtedness, not to exceed [ * ].

         Section 5.10. Dividends and Stock Repurchases. Declare or pay any dividends or make any other distribution of cash or other property on any of its shares of capital stock now or hereafter existing; or purchase, redeem, retire, or otherwise acquire any of such capital stock, except for (i) stock dividends or stock splits payable in common stock to holders of common stock, (ii) distributions of options, warrants or rights to acquire securities of the Company, (iii) payment of dividends on preferred stock issued after the date hereof, and (iv) repurchases of common stock from employees pursuant to employment agreements or similar arrangements not exceeding [ * ] in the aggregate.

         Section 5.11. Liens. Create, assume or suffer to exist any Lien upon any property to secure any Indebtedness of Somatogen, any Subsidiary or any other person, or permit any Subsidiary to do so, except that the foregoing shall not prevent Somatogen or any Subsidiary from creating, assuming or suffering to exist Liens of the following character:

         (a) Liens existing on the date hereof or in conjunction with refinancing of any indebtedness as to which a Lien exists on the date hereof;

         (b) any Lien existing on property at the time of the acquisition thereof by Somatogen or any Subsidiary;

         (c)      [     *    ]

         (d) any Lien arising by operation of law to secure taxes, assessments and other government charges.

*CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTION 200.80(b)(4) and 240.24(b).*

         Section 5.12. Limitations on Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction, or permit any Subsidiary to do so, unless Somatogen or such Subsidiary would be entitled to incur Indebtedness (in a principal amount at least equal to the Value of such Sale and Leaseback Transaction) secured by Liens on the property to be leased without thereby violating Section 5.09.

         Section 5.13. Loans. Make any loans or advances to any person including without limitation any Affiliate, officer, director, employee, consultant, or shareholder of Somatogen except:

         (a) advance payments to suppliers and consultants in the ordinary course of Somatogen's business and consistent with its past practices;

         (b) advances to officers, directors and employees with respect to reasonable business expenses incurred by them which are properly reimbursable by Somatogen as an ordinary and necessary business expense under the Code, and loans or guarantees made in connection with relocation of employees; and

         (c)      other  loans  to   non-Affiliates   made  in  connection  with
                  Somatogen's business operations and not exceeding an aggregate of [ * ] at any time.

         Section 5.14. Transactions with Affiliates. Except for agreements in effect on the date hereof, enter into any transaction with an Affiliate, including any purchase, sale, exchange or lease of property or the rendering of any service, unless the transaction is otherwise permitted under this Agreement and is on fair and reasonable terms no less favorable to Somatogen than it would obtain in a comparable arm's length transaction with a non-affiliate.

                          ARTICLE VI. EVENTS OF DEFAULT

         In case of the happening of any of the following events (each an "Event of Default"):

         (a) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by Somatogen or Somatogen, or any certificate furnished to Lilly pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect;

*CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTION 200.80(b)(4) and 240.24(b).*

         (b) default shall be made in the payment of any principal or interest of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of thirty days;

         (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.08, 5.10, or 5.12;

         (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of thirty days after notice thereof from Lilly to Somatogen;

         (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Somatogen or any Subsidiary, or of a substantial part of the property or assets of Somatogen or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Somatogen or any Subsidiary or for a substantial part of the property or assets of Somatogen or any Subsidiary or (iii) the winding up or liquidation of Somatogen or any Subsidiary; and such proceeding or petition shall continue undismissed fo 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or


         (g) Somatogen or any Subsidiary shall (i) voluntarily commence an proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, an proceeding or the filing of any petition described in (f) above, (iii) apply for or consent to the appointment of a trustee, custodian, sequestrator, conservator or similar official for Somatogen or any Subsidiary or for a substantial part of the property or assets of Somatogen or any Subsidiary
                  (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

then, and in every such event (other than an event described in paragraph (f) or
(g) above),  and at any time  thereafter  during the  continuance of such event,
Lilly shall, by notice to Somatogen, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other liabilities of Somatogen accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; and, in any event described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all other liabilities of Somatogen accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

                           ARTICLE VII. MISCELLANEOUS

         Section 7.01. Notices. Except as otherwise expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telecopy, as follows:

         (a)      If to Somatogen:

                           Mr. Timothy D. Hoogheem, Senior Vice President of Finance and Administration, CFO and Treasurer Somatogen, Inc.
                           2545 Central Avenue, Suite FD1
                           Boulder, CO  80301
                           (Fax:  303-444-3013)

         (b)      If to Lilly:

                           Mr. Edwin W. Miller
                           Vice President and Treasurer
                           Lilly Corporate Center,
                           Indianapolis, IN 46285
                           D.C. 1878
                           (Fax:  317-277-3275)

         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

         Section 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by Somatogen herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Lilly and shall survive the making by Lilly of the Loans regardless of any investigation made by Lilly, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

         Section 7.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Somatogen and Lilly, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Somatogen shall not have the Right to assign any rights hereunder or any interest herein, except in a transaction permitted by section 5.08 (b) (A) and (B), without the prior consent of Lilly.

         Section 7.04.  Successors and Assigns.

         (a) Whenever in this Agreement any of the parties hereto or thereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

         (b) Neither party shall assign or delegate any of its rights and duties hereunder without the prior written consent of the other party, and any attempt so to assign or delegate shall be void; provided, however, that Lilly may assign its rights and delegate its duties hereunder to an Affiliate of Lilly upon 30 days' prior written notice to Somatogen.

         Section 7.05.  Expenses: Indemnity.

         (a) Each party agrees to pay all reasonable out-of-pocket expenses incurred by or on behalf of the other party in connection with the enforcement of its rights under this Agreement, including the reasonable fees and disbursements of counsel.

         (b) Somatogen agrees to indemnify Lilly, its Affiliates and the directors, officers,employees and agents of the foregoing (each such person being called an "Indemnitee") against, and to hold each indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the use of the proceeds of the Loans or (ii) any claim, litigation, investigation or proceeding relating thereto, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the negligence or willful misconduct of such Indemnitee.

         (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of Lilly. All amounts due under this Section shall be payable on written demand therefor.

         Section 7.06. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF INDIANA.

         Section 7.07.  Waivers: Amendment.

         (a) No failure or delay of Lilly in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lilly hereunder are cumulative and are not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Somatogen or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Somatogen and Lilly.

         Section 7.08. Entire Agreement. This Agreement constitutes the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 7.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          Section 7.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         Section 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Section 7.12. Right of Setoff. If an Event of Default shall have occurred and be continuing, Lilly is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by Lilly to Somatogen now or hereafter existing, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Lilly agrees promptly to notify Somatogen after such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lilly under this Section are in addition to other rights and remedies (including other rights of setoff) which it may have.

         Section 7.13.  Jurisdiction and Venue.

         (a) Somatogen hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Indiana State court or Federal court of the United States of America sitting in the Southern District of Indiana, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Indiana State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b)below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

         (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Indiana State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         Section 7.14. Confidentiality. Lilly agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b)to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) with the consent of Somatogen or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Lilly on a nonconfidential basis from a source other than Somatogen. For the purposes of this Section, "Information" means all information received from Somatogen relating to Somatogen or its business, other than any such information that is available to Lilly on a nonconfidential basis prior to disclosure by Somatogen, provided that, in the case of information received from Somatogen after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         ELI LILLY AND COMPANY



                                         By:    Edwin W. Miller

                                         Title: Vice President and Treasurer



                                         SOMATOGEN, INC.



                                         By:    Timothy D. Hoogheem

                                         Title: Senior Vice President of Finance
                                         and Administration, CFO and Treasurer

Exhibit A - Form of Opinion of Counsel to Somatogen

July 28, 1997


Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN  46285


Ladies and Gentlemen:

We have acted as counsel for Somatogen, Inc., a Delaware corporation (the "Borrower"), in connection with the execution of the Revolving Credit Facility Agreement dated as of July 28, 1997 by and between Eli Lilly and Company, (the "Lender") and Borrower (the "Loan Agreement"). We are rendering this opinion pursuant to Section 4.02a of the Loan Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the meanings given to them in the Loan Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Loan Agreement by the various parties and upon originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Borrower, (ii) receipt of a certificate executed by an officer of the Borrower covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by Borrower of the Loan Agreement) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Loan Agreement; that the Loan Agreement is an obligation binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Loan Agreement that would modify or interpret the terms of the Loan Agreement or the respective rights or obligations of the parties thereunder.

We have assumed that Lender will disburse the loan funds in accordance with the terms of the Loan Agreement and that at the time of each such disbursement all facts and applicable law will be the same as those existing at closing.

Our opinion is expressed with respect only to the laws of the State of Colorado and the Delaware General Corporation Law. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than Colorado or the Delaware General Corporation Law are applicable to the subject matter hereof. Our opinion is expressed only as to the outcome that would pertain were Colorado law or the Delaware General Corporation Law (excluding choice of law principles and excluding the effect of any law other than Colorado law or the Delaware General Corporation Law) the sole law applicable to the subject matter hereof. For purposes of this opinion, we have assumed, with your permission, that the laws of Indiana are the same in all material respects as the laws of Colorado.

We express no opinion relative to the applicability or effect of any law, rule or regulation relating to securities or to the sale or issuance thereof.

With regard to our opinion in paragraph 2 below with respect to defaults or violations under any material agreement, we have relied solely upon (i) inquiries of officers of Borrower and (ii) an examination of documents which Borrower has filed with the Securities and Exchange Commission as exhibits to either registration statements filed pursuant to the Securities Act of 1933, as amended or periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Material Agreements"); we have made no further investigation. With regard to the violation or breach of provisions in the Material Agreements relating to financial covenants and other financial and factual matters we have relied solely on a certificate of an officer of the Borrower that such covenants will not be violated or breached by the execution, delivery and performance by the Borrower of the terms of the Loan Agreement.

With regard to our opinion in paragraph 3, we have assumed with your permission that the Weighted Average Cost of Capital will not exceed 43.9%.

On the basis of the foregoing, in reliance thereon, and with the foregoing qualifications, we are of the opinion that:

         1. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted, (c) is, to the best of our knowledge, qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on Borrower, and (d) has the corporate power and authority to execute, deliver and perform its obligations under the Loan Agreement and to borrow thereunder.

         2. The execution, delivery and performance by Borrower of the Loan Agreement and the Borrowings thereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action on the part of Borrower and (b) will not (i) result in a violation having a material adverse effect on Borrower of (A) any provision of any law, statute, rule or regulation or of the certificate of incorporation or by laws of Borrower, (B) any order of any Governmental Authority entered against Borrower known to us, or (C) any provision of any Material Agreement, or (ii) be in material conflict with, result in a material breach or constitute (alone or with notice or lapse of time or both) a material default under any such Material Agreement.

         3. The Loan Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms except (i) as enforceability may be subject to or limited by rights to indemnity, contribution or acceleration which may be limited by applicable laws; and (ii) as enforcement may be limited by (a) the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, receivership, suretyship or other similar laws relating to or affecting creditors' rights; (b) general equity principles and limitations on the availability of equitable relief, including specific performance; (c) compliance with the requirements, and the effect of the limitations, of Colorado law relating to the exercise of remedies by a lender; (d) limitations on a lender's ability to waive rights or benefits given by statute or otherwise; (e) limitations on the right of a lender to impose added charges for late payments or defaults by the Company, where it is determined that such charges bear no reasonable relation to the damage suffered by the lender as a result of such late payments or defaults; (f) limitations on the enforceability of a clause prohibiting or restricting prepayment of an indebtedness or imposing prepayment charges; (g) limitations imposed by Colorado law on the appointment of receivers; (h) laws with respect to fraudulent conveyance; (i) limitations created by or arising under statute or case law on the enforceability of certain covenants and provisions of agreements where (x) the breach of such covenants or provisions imposes restrictions or burdens upon the Borrower, including the acceleration of indebtedness due under the Indenture, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the lender or (y) the lender's enforcement of such covenants or provisions under the circumstances would violate the lender's implied covenant of good faith and fair dealing.

         4. Other than the filing of the Loan Agreement as an exhibit to the Borrower's next periodic report filed under the Exchange Act, no action, consent or approval of, registration or filing with or other action by any governmental authority is required on the part of Borrower in connection with the Transactions.

This opinion is intended solely for your benefit and is not to be made available to or relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP


By: _________________



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